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                                                              EXHIBIT 23.2






We have issued our report dated March 17, 1995, accompanying the financial statements of Diamond Electronics, Inc. and Subsidiary appearing in the S-2 of Ultrak, Inc. effective May 30, 1996 which is incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ NORMAN, JONES, ENLOW & CO.
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Columbus, Ohio
November 19, 1996